UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2006

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, Norman W. Alpert, a director of the Company designated by Vestar Capital Partners (Vestar), resigned his position as a director of the Company and was replaced by John R. Woodard. Pursuant to the Stockholders Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation, Vestar and other parties (see exhibit 10.18 to the Company’s Registration Statement on Form S-4, File No. 333-116843), Vestar may designate two directors of the Company. In addition to Mr. Woodard, Vestar’s other designated director is Daniel S. O’Connell. Pursuant to the Management Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation and Vestar (see exhibit 10.16 to the Company’s Registration Statement on Form S-4, File No. 333-116843), the Company pays Vestar an $800,000 annual advisory fee, plus reimbursement of its expenses.

Information relating to the total management and other fees or expenses paid by the Company to Vestar has not yet been determined for the Company’s fiscal year ended January 1, 2006. An amendment to this Form 8-K containing the updated information will be filed within four business days after the information becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
Susan H. Marks
Executive Vice President, Chief Financial Officer and Treasurer

Date: February 9, 2006

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